                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Filene's Basement Corp.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            FILENE'S BASEMENT CORP.
                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02181

May 14, 1997

Dear Stockholder:

     We cordially invite you to attend our 1997 Annual Meeting of Stockholders, which will be held at 2:00 p.m. on Thursday, June 26, 1997 at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts.

     We hope that you will join us on June 26, but we know that every stockholder will not be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                           Sincerely,

                              /s/ Mone Anthan, III
             ------------------------------------------------------
                               MONE ANATHAN, III
                                 President and
                            Chief Operating Officer

                              /s/ Samuel J. Gerson
             ------------------------------------------------------
                                SAMUEL J. GERSON
                                  Chairman and
                            Chief Executive Officer

                            FILENE'S BASEMENT CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of Filene's Basement Corp. will be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Thursday, June 26, 1997 at 2:00 p.m. for the following purposes:

           1. To elect two Class III directors to serve until the year 2000 Annual Meeting of Stockholders.

           2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Only stockholders of record at the close of business on May 5, 1997 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended February 1, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                        By order of the Board of Directors,

                                        /s/ Steven R. Siegel

                                        STEVEN R. SIEGEL, Clerk

Wellesley, Massachusetts
May 14, 1997

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            FILENE'S BASEMENT CORP.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 1997
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Filene's Basement Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on June 26, 1997 at 2:00 p.m. and at any and all adjourned sessions thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 14, 1997. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) by otherwise delivering a written revocation to the Clerk of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies but receive no compensation for solicitation in addition to their regular salaries. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other shareholders. The Company will reimburse brokers and other persons for their reasonable costs and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on May 5, 1997 are entitled to receive notice of and to vote at the Annual Meeting. As of May 5, 1997, the Company had issued and outstanding 20,664,188 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     Consistent with the laws of the Commonwealth of Massachusetts and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors.

     THE ANNUAL REPORT OF THE COMPANY, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED FEBRUARY 1, 1997, IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 1, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION INVESTOR RELATIONS, 40 WALNUT STREET, WELLESLEY, MASSACHUSETTS 02181.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven. The Company's Restated Certificate of Incorporation and By-Laws provide for the classification of the Board of Directors into three classes with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class III directors for a term of three years expiring at the year 2000 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. If any nominee should become unavailable, such proxy will be voted for a substitute nominee designated by management, unless instructions are given to the contrary, or the directors will fix the number of directors at six (or less if more than one nominee becomes unavailable). Management does not anticipate that any nominee will become unavailable. The nominees as Class III directors, and the incumbent Class I and Class II directors, are as follows:

                        NOMINEES AS CLASS III DIRECTORS
                               TERMS EXPIRE 2000

JOHN EYLER, 49
Director

     John Eyler became a director of Filene's Basement Corp. in 1994. Mr. Eyler has been Chairman and Chief Executive Officer of FAO Schwarz since June of 1992. From 1989 to 1992, he served as Chief Executive Officer of the retail subsidiary of Chicago-based Hartmarx. From 1983 to 1989, he was the Chairman/CEO of MainStreet, a division of Federated Department Stores.

DORSEY R. GARDNER, 54
Director

     Dorsey R. Gardner was elected to the Filene's Basement Corp. Board of Directors on October 3, 1996. Mr. Gardner has been President of Kelso Management, a Boston-based investment management firm, since 1980. Mr. Gardner is also a director of Crane Company and Medusa Corporation.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF THE TWO NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

                               CLASS I DIRECTORS
                               TERMS EXPIRE 1998

SAMUEL J. GERSON, 55
Chairman, Chief Executive Officer and Director

     Samuel J. Gerson became Chairman, Chief Executive Officer and a director of the Company in 1988, having served as Chairman and Chief Executive Officer of the Filene's Basement division of Federated Department Stores, Inc. from January 1984 until the acquisition of that division by the Company in 1988. Mr. Gerson is a director of ASAHI America, Inc. and Bon Ton Stores, Inc., as well as a trustee associate of Boston College.

ROBERT P. HENDERSON, 66
Director

     Robert P. Henderson is a general partner of Greylock Capital Limited Partnership and a managing partner of Greylock Limited Partnership, both venture capital partnerships. He has been associated with Greylock since 1983. Mr. Henderson has been a director of the Company since 1988. He is also a director of Allmerica Financial Corporation and Cabot Corporation.

PAUL D. PAGANUCCI, 66
Director

     Paul D. Paganucci has been the Chairman of the Board of Ledyard National Bank in Hanover, New Hampshire since 1991. From 1986 to 1991, he held a number of managerial positions at W.R. Grace & Co., including Executive Vice President, Vice Chairman and, later, Chairman of the Executive Committee and a director. Mr. Paganucci became a director of the Company in 1992, and is also a director of Allmerica Securities Trust and IGI Inc., and a trustee of HRE Properties.

                               CLASS II DIRECTORS
                               TERMS EXPIRE 1999

MONE ANATHAN, III, 58
President, Chief Operating Officer and Director

     Mone Anathan, III became Chief Operating Officer, President and a director of the Company in 1988, having served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until the acquisition of that division by the Company in 1988. Mr. Anathan is a director of Crane Company, Medusa Corporation, Brookstone Company, Inc. and Harvard Pilgrim Health Care.

HAROLD LEPPO, 60
Director

     Harold Leppo has been the Chief Executive Officer of Harold Leppo and Company, a retail consulting firm in Stamford, Connecticut, since 1988. Prior to that, he held a number of managerial positions at Lord & Taylor and Allied Stores, Inc., including President and Chief Operating Officer of Lord & Taylor
(1987) and Executive Vice President of Allied Stores (1988). Mr. Leppo became a director of the Company in 1992, and is also a director of Napier and Co., Royce Hosiery Mills, Inc. and Salant, Inc.

               BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth, as of March 15, 1997, certain information with respect to the beneficial ownership of shares of Common Stock owned by (i) persons or groups which are known to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and director nominee of the Company and (iv) all executive officers and directors of the Company as a group. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated and the address of each of the persons listed is c/o the Company.

                                                                          COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                   ---------------------------
                                                                   NUMBER OF      PERCENTAGE
                                                                   SHARES(1)    OUTSTANDING(2)
                                                                   ---------    --------------
    FMR Corp.................................................   (3) 1,927,310         8.8%
      82 Devonshire Street,
      Boston, MA 02109
    Merrill Lynch & Co., Inc.................................   (4) 1,186,834         5.4%
      World Financial Center,
      North Tower,
      250 Vesey Street,
      New York, NY 10281
    Samuel J. Gerson.........................................   (5) 1,184,296         5.3%
    Mone Anathan, III........................................   (6) 1,014,260         4.5%
    John Eyler...............................................   (7)    10,000          **
    Dorsey R. Gardner........................................               0          **
    Robert P. Henderson......................................   (8)   121,732          **
    Harold Leppo.............................................   (9)     8,500          **
    Paul D. Paganucci........................................  (10)     9,484          **
    Steven R. Siegel.........................................           5,480          **
    All executive officers and directors as a group (8
      persons)...............................................  (11) 2,353,752        10.2%

---------------

  ** Less than one percent.

 (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of March 15, 1997, pursuant to stock options previously granted.

 (2) Percentages are calculated on the basis of 21,783,309 shares of Common Stock outstanding as of March 15, 1997, plus any shares of Common Stock subject to stock options held by the individual exercisable within 60 days of March 15, 1997.

 (3) The information in the table and in this footnote is based on information contained in a Schedule 13G dated February 14, 1997 filed by FMR Corp. as a parent holding company. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 1,927,310 shares of the Company's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended (the "Funds"). The ownership of one investment company, Fidelity Value Fund, amounted to 1,927,310 shares of Common Stock. Edward C. Johnson 3d, Chairman of

     FMR Corp., FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,927,310 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Mr. Johnson and members of his family and trusts for their benefit form a controlling group with respect to FMR Corp.

 (4) The information contained in the table and in this footnote is based upon information contained in a Schedule 13G dated February 11, 1997 filed by Merrill Lynch & Co. ("ML&Co.") and various related entities. ML&Co. has shared dispositive and voting power with respect to 26,834 shares as a result of being the parent holding company of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which holds such shares in proprietary trading accounts. Merrill Lynch Asset Management L.P. d/b/a Merrill Lynch Asset Management ("MLAM"), a wholly-owned subsidiary of ML&Co., is an investment adviser registered under the Investment Advisers Act of 1940. ML&Co. and MLAM share dispositive and voting power over 1,160,000 shares which are held by investment companies registered under the Investment Company Act of 1940 in addition to certain private accounts for which MLAM acts as investment adviser.

 (5) Includes 586,000 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997 and 300,000 shares owned by Mr. Gerson's wife.

 (6) Includes 586,000 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

 (7) Includes 5,000 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

 (8) Includes 7,500 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

 (9) Includes 7,500 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

(10) Includes 7,500 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

(11) Includes 1,199,500 shares issuable upon the exercise of stock options which are exercisable or become exercisable within 60 days of March 15, 1997.

           BOARD OF DIRECTORS, DIRECTOR COMPENSATION, AND COMMITTEES

     During the Company's fiscal year ended February 1, 1997, the Board of Directors of the Company held six meetings. Each director attended at least 75% of the meetings of the Board and the Committees of which he is a member. Each director who was not a full-time employee of the Company received an annual retainer of $15,000 for his services as a director.

     Pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Option Plan"), each of the directors who is not an employee of the Company and who served on the Board (an "Eligible Director") on June 30, 1993, received an option to purchase 12,500 shares of Common Stock at a per share option price of $8.13, and each individual who thereafter becomes an Eligible Director for the first time will likewise be granted, on the date of his or her appointment or election as a director, an option to acquire 12,500 shares of Common Stock. In accordance with this provision, Mr. Gardner received an option to purchase 12,500 shares of Common Stock on October 3, 1996 at a per share option price of $4.47. Each Eligible Director who receives an initial grant as described above will be granted, on the date of the annual meeting that follows by five years the date of his or her initial grant, an option to acquire an additional 12,500 shares of Common Stock, provided the director is continuing in office and the date of such later annual meeting occurs prior to April 6, 2003.

     The exercise price of all options granted to non-employee directors under the Director Option Plan is the fair market value of the Common Stock on the date of the grant. The Company receives no consideration for the grants themselves. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price or by any combination of the foregoing. Each option will expire 10 years after the date of grant and will become exercisable on a cumulative basis as to one fifth of the shares covered by the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant. A total of 250,000 shares of Common Stock has been reserved for issuance under the Director Option Plan, subject to adjustment for stock splits and similar events. In addition to stock option grants made under the Director Option Plan, each non-employee director serving on the Board on December 6, 1996 was granted an option to purchase 5,000 shares of Common Stock at a price of $4.81 per share.

     The Audit Committee, which held two meetings during fiscal 1996, reviews with management and the independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. In addition, the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Eyler, Paganucci and Gardner served on the Audit Committee during fiscal 1996.

     The Compensation Committee, which held three meetings during fiscal 1996, reviews the operation of the Company's 1988 Stock Option Plan (the "1988 Plan"), 1990 Equity Incentive Plan (the "1990 Plan") and 1990 Employee Stock Purchase Plan (the "Stock Purchase Plan"), retirement benefit programs, and related programs of the Company and reviews the cash compensation and employment arrangements of the Company's executive officers. Messrs. Henderson, Paganucci and Leppo served on the Compensation Committee during fiscal 1996.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on executive compensation.

OVERVIEW

     In fiscal 1996, the Compensation Committee consisted of Messrs. Henderson, Paganucci and Leppo , all of whom are outside directors of the Company. The Compensation Committee is generally responsible for developing the Company's executive compensation policies, including awards of equity-based compensation. The Compensation Committee also determines the extent to which the performance-based criteria for salary increases, annual bonuses and long-term incentives have been achieved, except that salary increases and bonus compensation of executives other than Messrs. Gerson and Anathan are generally determined by Messrs. Gerson and Anathan and then reviewed with the Compensation Committee.

     The Company's executive compensation program has been designed to accomplish two principal goals. The first goal is to provide direct and quantifiable links between executives' compensation and the performance of the Company, thereby aligning the interests of the Company's executives with those of its shareholders. The second goal is to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance. Because of the critical importance of the second goal, the Compensation Committee (and Messrs. Gerson and Anathan in the case of compensation determined by them) retain the ultimate discretion to award any element of compensation even if specified criteria for such compensation are not met. Where applicable, the Compensation Committee also takes into account employment agreements between an executive officer and the Company. See "Employment Agreements" below. The Compensation Committee expects to review the executive compensation program from time to time and to make changes where appropriate.

     Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain executive officers to $1 million annually, unless certain requirements are met. The Compensation Committee's policy is to consider the net cost to the Company when making all compensation decisions; accordingly, the deductibility of executive compensation for tax purposes is a significant, but not controlling, consideration when structuring executive compensation. To the extent desirable and feasible under the circumstances, executive compensation will be structured to be deductible; other considerations, however, including the need to attract and retain highly qualified executives and competitive compensation practices, may make the payment of non-deductible compensation appropriate. In 1996, due to the Company's strong operating results, actual cash compensation, including bonuses, to each of Messrs. Gerson and Anathan marginally exceeded $1 million and such excess amounts over $1 million will not be deductible for federal tax purposes. Such excess amounts had a de minimis effect on earnings for fiscal 1996.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's compensation program for executive officers named in the Summary Compensation Table (in this report, the "Executives") consists primarily of annual cash compensation (including increments to base salary and an annual cash bonus), a long-term cash bonus and equity incentives. The Compensation Committee and Messrs. Gerson and Anathan periodically review proxy statement compensation disclosures in addition to proprietary and other publicly available compensation data in order to ensure the Company's compensation program remains effective in achieving the goals outlined above (see "Overview").

     Base Salary. The minimum levels of base salaries for the Executives were established in employment agreements entered into in 1992, in the case of Messrs. Gerson and Anathan, and in 1994, in the case of Mr. Siegel, and are subject to upward adjustment by the Company. See "Employment Agreements" below.

     Increases in Base Salary. The amount of any annual increase in an Executive's base salary depends primarily on the extent of the achievement of pre-determined, quantifiable objectives during the preceding fiscal year. A secondary consideration for salary increases is to insure that the Company provides competitive compensation packages required to retain the quality of executives needed. Any salary increases will be prospective only. At the beginning of each fiscal year, these objectives, together with a pre-determined matrix of salary increases payable at various levels of performance, are determined by the Compensation Committee for each of Messrs. Gerson and Anathan. Messrs. Gerson and Anathan determine the objectives and the matrix for the balance of the organization. Generally, such objectives include goals related to sales (including, in the case of some Executives, both total sales and improvement in comparable store sales), profitability and success in implementation of changes in the Company's business strategy. For fiscal 1996, these objectives and their relative weights for Mr. Siegel varied based on the judgment of Messrs. Gerson and Anathan as to the ability of Mr. Siegel, given his position, to influence attainment of the particular objectives. For fiscal 1996, the Compensation Committee established the following predetermined objectives and their relative weights for Messrs. Gerson and Anathan: 30% for total sales, 40% for earnings per share and 30% for strategic repositioning. Based upon the predetermined objectives and applicable matrices for fiscal 1995, Mr. Siegel received an increase in his base salary for fiscal 1996. The Compensation Committee, in the case of Messrs. Gerson and Anathan, and Messrs. Gerson and Anathan, in the case of Mr. Siegel, have discretion to vary the amounts of base salary increases whether or not the predetermined objectives are achieved.

     Annual Bonus. The amount of annual bonuses for Executives reflects the extent of achievement, during the fiscal year to which the bonus relates, of predetermined, quantifiable objectives. At the beginning of each fiscal year, these objectives are determined, together with a matrix of bonus levels payable at various levels of performance, by the Compensation Committee for each of Messrs. Gerson and Anathan. Messrs. Gerson and Anathan determine the objectives for Mr. Siegel. The objectives initially established for determination of bonuses for fiscal 1996 were generally similar in type, and developed for each Executive in a similar manner, to the objectives for determining whether to increase base salaries for fiscal 1996. Based upon the pre-determined objectives and applicable matrices for fiscal 1996, bonuses of $575,000, $575,000 and $100,000 were paid to Messrs. Gerson, Anathan and Siegel, respectively, for fiscal 1996.

     Long-Term Incentive. The Company maintains a Long Term Incentive Plan which is designed to reward employees for performance over three-year periods. The Compensation Committee has not yet chosen to set objectives for the next three-year cycle under the plan. Accordingly, no payments were made under the plan in 1996. The Compensation Committee may choose to set objectives and make awards under the plan in the future.

     Equity Incentive. Stock options are the principal equity incentive of the Company and are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions and give executives a longer-term incentive to increase shareholder value. The size and frequency of option grants are determined by the Compensation Committee at its discretion, taking into account individual performance and responsibilities (but without any specific performance measures), retention considerations and general industry practice. The Compensation Committee considers the size of the equity positions of grantees in making awards, but there are no specific goals with respect to this factor. All outstanding options have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. In 1996, the Company granted stock options to Messrs. Gerson, Anathan and Siegel to purchase 93,400, 93,400 and 40,000 shares, respectively. These options vest over four years, in equal annual installments.

     As a general rule, the Compensation Committee reserves restricted stock for special circumstances, including, but not limited to, executive retention purposes and reward of high levels of executive performance. No restricted stock was awarded to any executive in 1996. In addition, the Company's equity incentive plans authorize other types of equity-related compensation such as unrestricted stock, stock appreciation rights, deferred stock grants and performance awards. The Compensation Committee to date has not used any such methods but may do so in the future.

     Any value received by an executive from an option grant and any increase in the value of a stock award depend entirely on increases in the price of the Company's stock.

     Other Compensation. The Company provides executive officers with medical, pension, thrift incentive and other benefits under plans that are generally available to the Company's employees, supplemented by a Supplementary Executive Retirement Plan described elsewhere in the proxy statement, and various welfare and fringe benefits.

     Chief Executive Officer Compensation. Both Mr. Gerson, the Chief Executive Officer of the Company, and Mr. Anathan, the President and Chief Operating Officer of the Company, have the responsibilities typically associated with the position of chief executive officer. The Compensation Committee reviewed Messrs. Gerson's and Anathan's compensation in January of 1996. At that time, the Compensation Committee elected to make no change to Messrs. Gerson's or Anathan's base compensation. The Compensation Committee awarded Messrs. Gerson and Anathan bonuses in February, 1997 in recognition of their meeting the established performance goals for the Company for 1996. These objectives, and their relative weights, were 30% for total sales, 40% for earnings per share and 30% for strategic repositioning.

                                            Robert P. Henderson
                                            Chairman of the Committee

                                            Paul D. Paganucci

                                            Harold Leppo

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Henderson, Paganucci and Leppo, directors who are not present or former officers or employees of the Company. No executive officer of the Company, during fiscal 1996, has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity any of whose executive officers has served as a director or member of the Compensation Committee of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for each of the last three fiscal years, certain information concerning the compensation of the Company's Chief Executive Officer and the Company's other executive officers (the "Named Executive Officers").

                                                                                       LONG TERM COMPENSATION
                                                                                     --------------------------
                                                                                               AWARDS
                                                                                     --------------------------       ALL
                                      ANNUAL COMPENSATION            OTHER           RESTRICTED      SECURITIES      OTHER
                                  ----------------------------       ANNUAL            STOCK         UNDERLYING     COMPEN-
            NAME AND                       SALARY      BONUS      COMPENSATION         AWARDS         OPTIONS       SATION
       PRINCIPAL POSITION         YEAR       ($)        ($)        ($)(A)(B)            ($)             (#)           ($)
------------------------------------------------------------------------------------------------------------------

Samuel J. Gerson................. 1996     $575,000   $575,000      $ 61,345          $      0          93,400      $11,313(g)
Chairman, Chief                   1995     $575,000   $      0      $ 59,665          $      0         252,500(d)   $10,587
Executive Officer                 1994     $572,916   $      0      $ 75,212          $      0               0      $8,636
and Director

Mone Anathan, III................ 1996     $550,000   $575,000      $      0          $      0          93,400      $11,074(h)
President, Chief                  1995     $550,000   $      0      $      0          $      0         252,500(d)   $10,338
Operating Officer                 1994     $547,916   $      0      $      0          $      0               0      $8,776
and Director

Steven R. Siegel................. 1996     $243,700   $100,000      $      0          $      0          40,000      $1,910 (i)
Executive Vice                    1995     $235,000   $ 50,000      $      0          $      0          75,000(e)   $  467
President, CFO,                   1994     $118,012   $100,000      $      0          $ 50,000(c)       75,000(f)   $  145
Treasurer and
General Counsel

---------------
(a) In accordance with the rules of the Securities Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(b) Other annual compensation for Mr. Gerson includes $18,086, $26,469 and $28,074 for financial consulting services provided by an outside party in 1996, 1995 and 1994, respectively, and $23,510, $17,271 and $26,508 for supplemental medical insurance in 1996, 1995 and 1994, respectively.

(c) Consists of 5,480 shares of restricted stock, all of which are now vested, which had a market value on the date of grant of $50,000.

(d) On February 7, 1995, the Compensation Committee repriced 252,500 of Mr. Gerson's and 252,500 of Mr. Anathan's outstanding stock options. In connection with this repricing, both Mr. Gerson and Mr. Anathan forfeited options for 60,000 shares.

(e) On February 7, 1995, the Compensation Committee repriced 75,000 of Mr. Siegel's outstanding stock options.

(f) Cancelled in connection with the February 7, 1995 stock option repricing described in footnote (e).

(g) Includes contributions to the Filene's Basement, Inc. 401(k) Plan of $1,875. $2,690 represents the dollar value of the insurance premiums paid by the Company on behalf of Mr. Gerson with respect to term life insurance. The remaining $6,748 represents the value of the Term Insurance Component, as defined below, on a split-dollar life insurance policy on Mr. Gerson. See "Split-Dollar Insurance Policies."

(h) Includes contributions to the Filene's Basement, Inc. 401(k) Plan of $1,875. $2,825 represents the dollar value of the insurance premiums paid by the Company on behalf of Mr. Anathan with respect to term life insurance. The remaining $6,374 represents the value of the Term Insurance Component, as defined below, on a split-dollar life insurance policy on Mr. Anathan. See "Split-Dollar Insurance Policies."

(i) Includes contributions to the Filene's Basement, Inc. 401(k) Plan of $1,875. $35 represents the dollar value of the insurance premiums paid by the Company on behalf of Mr. Siegel with respect to term life insurance.

     The following table furnishes information concerning the value of unexercised stock options held by each of the Named Executive Officers at fiscal year end. None of the Named Executive Officers exercised any stock options in fiscal 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS
                                   SHARES                       FISCAL YEAR-END            AT FISCAL YEAR-END(A)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
                                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              NAME                   (#)         ($)          (#)            (#)            ($)            ($)
-------------------------------- -----------   --------   -----------   -------------   -----------   -------------
Samuel J. Gerson................      0         $ 0.00      487,250        209,650       $ 978,199      $ 293,566
Mone Anathan, III...............      0         $ 0.00      487,250        209,650       $ 967,129      $ 293,566
Steven R. Siegel................      0         $ 0.00            0        115,000       $       0      $ 172,938

---------------

(a) Value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on February 1, 1997 ($5.5625) and the exercise price of the option, multiplied by the number of shares subject to the option.

     The following table furnishes information concerning stock options granted during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                      -------------------------------------------------------------
                       NUMBER OF     PERCENT OF TOTAL
                       SECURITIES      OPTIONS/SARS
                       UNDERLYING       GRANTED TO      EXERCISE OR                      GRANT DATE
                        OPTIONS/       EMPLOYEES IN     BASE PRICE     EXPIRATION     PRESENT VALUE(A)
        NAME          SARS GRANTED     FISCAL YEAR        ($/SH)          DATE              ($)
--------------------- ------------   ----------------   -----------   -------------   ----------------
Samuel J. Gerson.....    93,400(b)         10.49%          $4.75      June 26, 2006       $371,961
Mone Anathan, III....    93,400(b)         10.49%          $4.75      June 26, 2006       $371,961
Steven R. Siegel.....    40,000(b)          4.49%          $4.75      June 26, 2006       $159,298

---------------

(a) Calculated in accordance with the Black-Scholes option pricing model. This model takes into account, in valuing an option, the volatility of the Company's Common Stock as well as the current stock price, dividend rate, current market interest rate, term of the option and exercise price. The Black-Scholes model is generally used to value exchange traded options. Stock options, which are long-term non-transferable and subject to vesting restrictions, differ from exchange traded options, which are short-term and can be exercised or sold immediately in a liquid market. In calculating the grant date present values in the table, a factor of 73.20% has been assigned to the volatility of the Common Stock based on stock market quotations during fiscal 1996, the annual dividend rate has been set at $0 per share, the risk free rates of return have been fixed at 7.84% for the June, 1996 grant date, based on ten year U.S. Treasury Note rates, and the actual term of ten years for the options has been used.

(b) Options vest in four equal annual installments on each of the first four anniversaries of the date of grant.

                PERFORMANCE GRAPH: JANUARY 1992 -- JANUARY 1997

     The following graph shows a comparison of cumulative total return among Filene's Basement Corp., Nasdaq Stock Market (U.S.) Index and Standard & Poor's Retail Specialty Apparel Index. The annual changes for the period shown in the following graph are based on the assumption that $100 had been invested in Filene's Basement Corp. stock and each index on January 31, 1992 and that all dividends were reinvested. The total cumulative dollar returns depicted on the graph represent the value that such investments would have had on January 30, 1993, January 29, 1994, January 28, 1995, February 3, 1996 and February 1, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG FILENE'S BASEMENT CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
            AND THE STANDARD & POOR'S RETAIL SPECIALTY APPAREL INDEX

        MEASUREMENT PERIOD           FILENE'S BASEMENT      S&P RETAIL         NASDAQ STOCK
      (FISCAL YEAR COVERED)                CORP.             (APPAREL)         MARKET (U.S.)
1/31/92                                            100                 100                 100
1/30/93                                             51                  88                 113
1/29/94                                             29                  75                 130
1/28/95                                             12                  60                 124
2/03/96                                              7                  71                 175
2/01/97                                             16                  90                 230

* $100 INVESTED ON 1/31/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS

RETIREMENT BENEFITS

     The Company has a non-contributory defined benefit pension plan (the "Pension Plan"), which covers substantially all of its employees, and a Supplementary Executive Retirement Plan (the "SERP") to preserve certain benefits for employees whose retirement benefits under the Pension Plan are affected by limitations imposed by the Internal Revenue Code of 1986, as amended (the "IRC").

     The following table shows estimated annual benefits payable (before deduction of any amounts payable from the Federated Department Stores, Inc. Pension Plan because of the recognition of credited service prior to August 1,
1988) upon retirement in 1996 at age 65 under the Pension Plan as supplemented by the SERP for services performed and compensation earned through December 31, 1996 on a 100% straight-life annuity basis to persons in specified remuneration and years-of-service classifications.

      FINAL AVERAGE                                 YEARS OF SERVICE
          ANNUAL        -------------------------------------------------------------------------
       COMPENSATION        5         10         15         20         25         30         35
    ------------------  -------   --------   --------   --------   --------   --------   --------
     125,000..........  $ 7,558   $ 15,117   $ 22,675   $ 30,234   $ 37,792   $ 45,350   $ 45,330
     150,000..........    9,246     18,492     27,738     36,984     46,229     55,475     55,475
     175,000..........   10,933     21,867     32,800     43,734     54,667     65,600     65,600
     200,000..........   12,621     25,242     37,863     50,484     63,104     75,725     75,725
     250,000..........   15,996     31,992     47,988     63,984     79,979     95,975     95,975
     300,000..........   19,371     38,742     58,113     77,484     96,854    116,225    116,225
     400,000..........   26,121     52,242     78,363    104,484    130,604    156,725    156,725
     500,000..........   32,871     65,742     98,613    131,484    164,354    197,225    197,225
     600,000..........   39,621     79,242    118,863    158,484    198,104    237,725    237,725
     700,000..........   46,371     92,742    139,113    185,484    231,854    278,225    278,225
     800,000..........   53,121    106,242    159,363    212,484    265,604    318,725    318,725
     900,000..........   59,871    119,742    179,613    239,484    299,354    359,225    359,225
    1,000,000.........   66,621    133,242    199,863    266,484    333,104    399,725    399,725
    1,100,000.........   73,371    146,742    220,113    293,484    366,854    440,225    440,225
    1,200,000.........   80,121    160,242    240,363    320,484    400,604    480,725    480,725

     The amounts shown above are applicable to employees retiring in 1996 (at age 65) and are payable in single-life annuity form. Amounts shown as "Final Average Annual Compensation" represent the average of a participant's highest five years' compensation (total salary and bonus, including W-2 earnings and deferred compensation) in the last ten years of his employment. For 1996, total salary and bonus for Messrs. Gerson, Anathan and Siegel, all of whom participate in both pension plans, is the same, for purposes of calculating their aggregate benefits under those plans, as their respective salary and bonus shown in the Summary Compensation Table. As of December 31, 1996, Messrs. Gerson, Anathan and Siegel had 22, 21 and 5 years of credited service, respectively, under the plans.

EMPLOYMENT AGREEMENTS

     Messrs. Gerson and Anathan (each, an "Employee") entered into employment agreements (the "Employment Agreements") with the Company and its wholly-owned subsidiary, Filene's Basement, Inc. ("FBI," and together with the Company, the "Employers"), on June 5, 1992. Each Employment Agreement provides for employment for a rolling three-year period (the "Employment Period"). Upon notice by the Company that the Employment Period shall cease, the Employment Period will be fixed and will end on the third anniversary of the date of such notice. Although employment under an Employment Agreement can be terminated before the end of the Employment Period by the Employers or by Messrs. Gerson or Anathan, as the case may be, such termination will not shorten the Employment Period for purposes of calculating the severance payments and fringe benefit continuation described below. The Employment Agreements provide for a minimum annual salary of $550,000, in the case of Mr. Gerson, and $525,000, in the case of Mr. Anathan, which amounts are subject to upward adjustment by the Board of Directors, but not to reduction below any such increased amount. The Employment Agreements also provide for annual and long-term bonuses in accordance with the Employers' compensation programs, fringe benefits generally available to executives, other benefits noted in the Summary Compensation Table and payments by the Employers to compensate for any diminution during the Employment Period in benefits under the pension and retirement plans, 401(k) plans and health insurance coverage, including, except in the case of health insurance coverage, compensation for additional taxes resulting from such payments. The Employment Agreements prohibit each Employee from competing with the Company for a period of six months from the date of termination of his employment if due to incapacity (as defined) or for cause (as defined), and prohibit disclosure of the

Employers' confidential information and, generally until one year after termination of employment, the hiring of non-clerical employees of the Employers.

     Upon termination for incapacity or death, by the Company other than for cause or by Mr. Gerson or Mr. Anathan for good reason (as defined), the Employment Agreements provide for lump sum payment of accrued salary through the termination date and any accrued annual bonus or long-term bonus for prior years and periods, plus an annualized bonus based on the average bonus paid in the three preceding years and prorated according to the number of months worked in the year of termination. In addition, the Employment Agreements provide for a severance payment equal to the sum of (i) the product of (A) the sum of annual salary at the termination date and such average bonus and (B) a fraction equal to the number of months from the termination date to the end of the Employment Period divided by twelve and (ii) a long-term bonus (the discounted present value of dollar amounts earned for fully elapsed years of any long-term bonus period unexpired at the termination date). The Employment Agreements also provide for fringe benefit continuation until the end of the Employment Period on terms at least as favorable as those in effect at the date of such termination. In addition, all stock options would fully vest as would all other accrued benefits and awards. At the end of fiscal 1996, Messrs. Gerson and Anathan each had 209,650 non-vested stock options. In the event of termination for cause, the Employment Agreements provide only for payment of salary and prorated annualized bonus, each to the date of termination, and any accrued annual bonuses for prior years. Compensation earned in subsequent employment does not reduce compensation payable under the Employment Agreements.

     Mr. Siegel entered into an employment agreement (an "Agreement") with FBI on July 11, 1994, pursuant to which he is employed at an annual salary of at least $200,000, subject to increase by Messrs. Gerson and Anathan. Mr. Siegel may receive increases in such compensation, bonuses or other additional compensation. The Agreement provides for employment for a rolling two-year period which commences anew each day Mr. Siegel's employment by FBI continues. The agreement is subject to earlier termination upon the death of Mr. Siegel or for disability or cause (each as defined). Upon termination for cause, Mr. Siegel is entitled only to salary and benefits accrued through the termination date. Mr. Siegel has agreed not to disclose FBI's confidential information, not to violate the conflict of interest statement that he has signed, not to have an investment of $100,000 or more in a competing business (as defined) or render personal service thereto and, until two years after termination of his employment, not to hire FBI's employees.

CHANGE-IN-CONTROL AGREEMENTS

     Messrs. Gerson and Anathan have each entered into Change-in-Control Agreements with the Company. Each Agreement provides for benefits in the event of either a "qualified termination" of employment (any termination of employment
(i) by reason of the executive's death or incapacity, (ii) by the Company other than for "cause" or (iii) by the executive for "good reason," each as defined in the Agreements) within 36 months following a change in control, or a termination for any reason (whether by the Company or the executive) during the one-month period beginning on the first day of the twelfth month following a change in control. In such event, each of Mr. Gerson and Mr. Anathan would receive any accrued and unpaid salary, a lump-sum cash payment equal to three times the sum of the executive's highest annual base salary in the calendar year during which the change in control occurred plus his average annual earned bonus over the three previous years, continued medical and life insurance benefits during the 36-month period following termination and payment of reasonable legal fees and expenses incurred in enforcing rights to benefits under the Agreement. A change in control is deemed to have occurred if 35% or more of the voting stock of the Company is acquired by any one person (as defined) or in the event of certain mergers, consolidations or other transactions in which the Company is acquired or in the event of certain changes in the Company's Board membership. The Company also would be obligated to such executive for an amount sufficient to pay any excise tax under the IRC's rules governing changes in control. Payments under each of these Change-in-Control Agreements are due only to the extent they exceed payments to be made to the covered executive under any other agreement with the Company, including his Employment Agreement.

     Mr. Siegel's employment agreement provides that, in the event a terminating event (as defined) occurs within 12 months following a change in control of the Company, Mr. Siegel will receive an amount equal to 24 months' compensation (as defined) and continuation of benefits for 24 months following the terminating event. For purposes of the agreement, a change in control is deemed to have occurred if 30% or more of the voting stock of the Company is acquired by any one person (as defined), in the event of certain mergers, consolidations or other transactions in which the Company is acquired or in the event of certain changes in the Company's Board membership.

SPLIT-DOLLAR INSURANCE POLICIES

     The Company has, since 1994, paid premiums on split-dollar life insurance policies (the "Policies") on Messrs. Gerson and Anathan (for purposes of this paragraph, the "Executives"). Each Policy has two components: (1) the cash surrender value ("Cash Surrender Component") and (2) the face value in excess of the Cash Surrender Component ("Term Insurance Component"). The value of the Term Insurance Component (which is reflected in the Executives' taxable income for 1996) is reflected in the Summary Compensation Table in the column "All Other Compensation" for 1996. See "Summary Compensation Table." The remainder of the premiums does not provide any incremental benefit to the Executives because the Cash Surrender Component is used to fund the SERP and no Executive has any residual equity interest in the Cash Surrender Component over and above the amounts necessary to fund the SERP. See "Retirement Benefits."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent auditors, as auditors for the Company for the fiscal year ending January 31, 1998. On December 6, 1996, the Company engaged Arthur Andersen LLP as its independent public accountant and dismissed Coopers & Lybrand L.L.P. from such position. The decision to change accountants was made by the Board of Directors of the Company. The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for fiscal 1994 and 1995 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended February 3, 1996 and January 28, 1995 and the subsequent interim period immediately preceding the date of this change in accountants, the Company had no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company.

     During the fiscal years ended February 3, 1996 and January 28, 1995 and the subsequent interim period immediately preceding the date of the change in accountants, neither the Company nor anyone on behalf of the Company consulted Arthur Andersen LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or
(ii) any matter that was either the subject of a disagreement with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or a reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K under the Securities Act of 1933, as amended.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires, and to respond to appropriate questions. No representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Proposals of stockholders submitted for consideration at the 1998 annual meeting of stockholders must be received by the Company not later than January 14, 1998 in order to be considered for inclusion in the Company's proxy material for that meeting.

     The Company's Restated By-Laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors. A notice regarding stockholder nominations for director must be accompanied by a petition signed by at least 100 record holders representing in aggregate at least 1% of the outstanding shares entitled to vote for directors. Such notice must be received by the Company not less than 60 days or more than 90 days prior to the applicable stockholder meeting, provided, however, that, in the event the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 70 days prior to the meeting, the notice must be received by the Company not later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the Company's Restated By-Laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. The Company has not publicly announced the date of the 1998 Annual Meeting prior to the mailing of the accompanying Notice of Annual Meeting and this Proxy Statement. Nominations for Director to be acted upon at the 1998 Annual Meeting must comply with the timing and informational requirements described above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's outstanding shares of Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Form 5 filing was required for those persons, the Company believes that, during the fiscal year ended February 1, 1997, all filings were timely made, except that on October 3, 1996, Mr. Dorsey R. Gardner was appointed to the Board of Directors and a Form 3 was filed with the SEC on October 25, 1996.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                            By Order of the Board of Directors,

                                            /s/ Steven R. Siegel

                                            STEVEN R. SIEGEL,
                                            Clerk

May 14, 1997

                            FILENE'S BASEMENT CORP.
                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02181

                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 26, 1997
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Samuel Gerson and Steven Siegel as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Shareholders of FILENE'S BASEMENT CORP. (the "Company") to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts at 2:00 p.m. on Thursday, June 26, 1997, and at any adjournment(s) thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL ONE.

--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustee and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the owner is a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------------------------------------
                            FILENE'S BASEMENT CORP.
-------------------------------------------------------------------------------

        RECORD DATE SHARES:




                                                      -------------------------
    Please be sure to sign and date this Proxy.         Date
-------------------------------------------------------------------------------



-----Shareholder sign here-------------------------Co-owner sign here----------



1.  Election of Directors.
                                                        WITH-      FOR ALL
                                              FOR       HOLD       EXCEPT
                John Elyer                    / /       / /         / /
            Dorsey R. Gardner

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.


     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT(S) THEREOF.


     Mark box at right if any address change or comment has been       / /
     noted on the reverse side of this card.



DETACH CARD                                                         DETACH CARD

                            FILENE'S BASEMENT CORP.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders to be held at 2:00 p.m. on Thursday, June 26, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Filene's Basement Corp.